CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the use in this Registration Statement on Form SB-2 of our report included herein dated September 15, 2005, except for Note 7 as to which the date is April 4, 2006 and SB-2/A relating to the financial statements of Spongetech Delivery Systems, Inc., and to the reference to our firm under the caption " Experts" in this Registration Statement.



/s/ Drakeford & Drakeford, LLC
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Drakeford & Drakeford,LLC
Certified Public Accountants
554 Duncan Road
Royston, Georgia 30662


April 10, 2006